Exhibit 99.1

Contact: Van A. Dukeman	Contact: Douglas C. Mills
President/CEO	Chairman/CEO
Main Street Trust, Inc.	First Busey Corporation
217.351.6568	217.365.4512

FOR IMMEDIATE RELEASE

First Busey, Main Street to Divest Five Locations

(Champaign, Illinois — June 12, 2007) — First Busey Corporation (Nasdaq: BUSE) and Main Street Trust, Inc. (OTCBB: MSTI), announced today that they have reached a joint agreement with the U.S. Department of Justice to sell the following five branches located in the Champaign County market: 1611 South Prospect and 631 E. Green Street located in Champaign; 1819-A Philo Road and 410 N. Broadway in Urbana; and a branch in the Eastwood Shopping Center in Mahomet. These five branches have combined deposits of approximately $110 million as of June 30, 2006. As of March 31, 2007, the companies on a combined basis had total deposits of approximately $3.3 billion. The parties expect that the agreement will allow them to receive the required regulatory approval for the proposed merger from the Board of Governors of the Federal Reserve and that they will be able to proceed toward closing.

“We have worked hard with the Department of Justice to reach an accord that we feel is reasonable and equitable under the circumstances,” said Van A. Dukeman, Main Street’s President and CEO.  “Our customers and employees are our highest priority during this divestiture process and we want to assure them and the communities we serve that we are going to work very hard to minimize any impact of this process on all those concerned.  The combined organization will work to continue the strong community presence of both Main Street and First Busey.”

Douglas C. Mills, First Busey Chairman and CEO commented that “the First Busey/Main Street merger is very positive news for the community.  While we certainly would have preferred to retain all of the branches following the merger, the companies have over-lapping branches in each of the areas affected by the divestiture.  We do not expect the divestitures to significantly affect the combined company’s footprint going forward.  Once the merger is completed, the combined organization is expected to have fourteen full-service banking centers throughout the Champaign County market.”

First Busey and Main Street further agreed that they will not close the merger until a definitive sales agreement is signed with a suitable buyer as determined by the Department of Justice and Federal Reserve.  Potential buyers of the locations have been identified and it is anticipated that the signing of an agreement will be announced as soon as practicable.  The sale of the locations will be contingent on the completion of the proposed merger between First Busey and Main Street, which is anticipated to close following the execution of the definitive agreement to sell the required branches as indicated above.

Forward Looking Statements

The information in this press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended.  These may include statements as to the benefits of the merger, including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations.  Each of First Busey and Main Street intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of each of First Busey and Main Street, are generally identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” or “project” or similar expressions.  The companies’ respective ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain.  Factors which could have a material adverse effect on the operations and future prospects of each of First Busey and Main Street and their respective subsidiaries include, but are not limited to:  the risk that the businesses of First Busey and/or Main Street in connection with the merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; revenues following the merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger; the ability to obtain required governmental approvals, and the ability to complete the merger on the expected timeframe; changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Corporate Profile

About Main Street

Main Street Trust, Inc. is a diversified financial services company with $1.5 billion in assets as of March 31, 2007, providing financial services at 23 locations in Downstate Illinois.  Main Street Bank & Trust offers online banking (www.mainstreettrust.com) and surcharge free ATM access at over 80 locations throughout Illinois.  In addition, Main Street Wealth Management has $2.3 billion of financial assets under management for individuals and institutions.  Main Street Trust, Inc. also owns a retail payment processing subsidiary—FirsTech, Inc., which processes over 25 million items per year.

About First Busey

First Busey Corporation (Nasdaq: BUSE) is a financial holding company headquartered in Urbana, Illinois.  First Busey Corporation has two wholly-owned banking subsidiaries with locations in three states.  Busey Bank is headquartered in Urbana, Illinois and has twenty-two banking centers serving Champaign, McLean, Ford, Peoria, and Tazewell Counties in Illinois.  Busey Bank also has a banking center in Indianapolis, Indiana, and a loan production office in Ft. Myers, Florida.  On March 31, 2007, Busey Bank had total assets of $2.0 billion.  On July 29, 2005, First Busey Corporation acquired Tarpon Coast Bancorp, Inc. and its primary subsidiary, Tarpon Coast National Bank, Port Charlotte, Florida.  Busey Bank Florida and Tarpon Coast National Bank merged at the close of business on February 17, 2006, and the resultant bank is Busey Bank, N.A.  Busey Bank N.A. is headquartered in Port Charlotte, Florida, with nine banking centers serving Lee, Charlotte, and Sarasota Counties in Southwest Florida.  Busey Bank N.A. had total assets of $451 million as of March 31, 2007.  Busey provides electronic delivery of financial services through Busey e-bank, http://www.busey.com.

Busey Investment Group is a wholly-owned subsidiary of First Busey Corporation and owns three subsidiaries.  First Busey Trust & Investment Co. specializes in asset management and trust services.  First Busey Securities, Inc. (member NASD/SIPC) is a full-service broker/dealer subsidiary.  Busey Insurance Services, Inc. is a provider of personal insurance products.  Busey Investment Group has approximately $2.4 billion in assets under care.

First Busey Corporation’s common stock is traded on the Nasdaq Stock Exchange under the symbol “BUSE.” First Busey Corporation has a repurchase program in effect under which it is authorized to purchase up to 750,000 shares of stock.

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